Exhibit 21.1

SUBSIDIARIES OF HUNTINGTON BANCSHARES INCORPORATED

The direct and indirect subsidiaries of Huntington Bancshares Incorporated at December 31, 2025, are listed below. The state or jurisdiction of incorporation or organization of each subsidiary (unless otherwise noted) is Ohio.

41 South High Ltd.
791, 801, AND 803 W. Big Beaver Road, LLC
8214 Westchester, LLC (Texas)
AFL-HBAN Solar Trust (Delaware)
AM-HBAN Solar Trust (Delaware)
Amherst Consulting LLC (Michigan)
Ancore Nominare LLC
Capstone Capital Markets LLC (Delaware)
Capstone Corporate Finance LLC (Delaware)
Capstone Partners LLC (Delaware)
CFC-HBAN Solar Trust (Delaware)
CHEMBACO, LLC (Michigan)
Citizens Savings Corporation of Stark County
CL1-HBAN Solar Trust (Delaware)
CRS Capstone Partners LLC (Delaware)
DKG Audit Services, LLC
DS-HBAN Trust
ED-HBAN Solar Trust (Delaware)
FirstMerit Community Development Corporation
FMRC, Inc. (Delaware)
FMSC, Inc. (Delaware)
Forty-One Corporation
Gateway One Lending & Finance, LLC (Delaware)
GB-HBAN Trust (Delaware)
GC1-HBAN Solar Trust (Delaware)
HBI Payments Holdings, Inc.
HBI Title Services, Inc.
HMFAL, LLC
HMFAL II, LLC
HPAL Holdings, LLC (Nevada)
HPAL, LLC (Nevada)
HPAL II, LLC (Nevada)
HPCDS, Inc. (Nevada)
Huntington Auto Grantor Trust 2024-1 (Delaware)
Huntington Auto Grantor Trust 2024-2 (Delaware)
Huntington Auto Trust 2024-1 (Delaware)
Huntington Auto Trust 2024-2 (Delaware)
Huntington Bank International, Inc. (Minnesota)
Huntington Capital Financing Holdings I, Inc. (Nevada)
Huntington Capital Financing OREO, Inc. (Nevada)
Huntington Capital I (Delaware)

Huntington Capital II (Delaware)
Huntington Captive Insurance Company (Arizona)
Huntington Commercial Finance Australia Pty Ltd (New South Wales, Australia)
Huntington Commercial Finance Canada, Inc. (Ontario, Canada)
Huntington Commercial Finance New Zealand Limited (Auckland, New Zealand)
Huntington Commercial Finance, LLC (Minnesota)
Huntington Distribution Finance, Inc. (Minnesota)
Huntington Equity Investments, LLC
Huntington Insurance, Inc.
Huntington Joint Venture I, LLC (Minnesota)
Huntington Municipal Fund I, Inc.
Huntington Municipal Fund II, Inc.
Huntington Municipal Securities, Inc. (Nevada) *
Huntington New Markets, CDE, LLC
Huntington Preferred Capital Holdings, Inc (Indiana)
Huntington Preferred Capital, Inc. *
Huntington Preferred Capital II, Inc.
Huntington Public Capital Corporation (Nevada)
Huntington Renewable Energy Investments, LLC
Huntington Securities, Inc. (Delaware)
Huntington Vehicle Funding, LLC (Delaware)
Midwest Funding, LLC (Delaware)
North Avenue Capital, LLC (Georgia)
Parkway National Capital Trust (Delaware)
Patriot Bancshares Capital Trust I (Delaware)
Patriot Bancshares Capital Trust II (Delaware)
Patriot Bank Mortgage, Inc. (Texas)
PKDAH, LLC (Texas)
Prospect Trust I (Delaware)
Red Iron Acceptance, LLC (Delaware)
Red Mountain LLC (Delaware)
SE HBAN Trust
Sky Capital LLC (Delaware) *
Sky Financial Capital Trust III (Delaware)
Sky Financial Capital Trust IV (Delaware)
SovDallas Capital Trust I (Delaware)
STB Auto Exchange, LLC
TCF Illinois Realty Investments, LLC (Minnesota)
TCF International Operations, Inc. (Minnesota)
TCF Servicing Company, LLC (Minnesota)
TCF Trust (Delaware)
The Derlam Company
The Huntington Capital Investment Company II
The Huntington Community Development Corporation
The Huntington Investment Company
The Huntington National Bank (United States)

The Huntington Real Estate Investment Company II
TVPX 2019 MSN 6800199 Business Trust (Utah)
TVPX 9095 Business Trust (Utah)
Unizan Capital, LLC (Delaware) *
VB Acquisition Sub 5, LLC (Texas)
VB Acquisition Sub 6, LLC (Texas)
VB Acquisition Sub No 1, LLC (Texas)
VB Acquisition Sub No 2, LLC (Texas)
VB Acquisition Sub No 3, LLC (Texas)
Winthrop Resources Holdings I, LLC (Minnesota)

*    - Owned jointly between The Huntington National Bank and Huntington Bancshares Incorporated.